Exhibit 5.1

GRAUBARD MILLER
405 Lexington Avenue
New York, New York 10174

June 8, 2012

CPI Aerostructures, Inc.
91 Heartland Boulevard
Edgewood, New York 11717

Ladies and Gentlemen:

We have acted as counsel to CPI Aerostructures, Inc., a New York corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-3, File No 333-181056) (“Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective on May 11, 2012, and the prospectus supplement thereto, dated June 8, 2012 (“Prospectus Supplement”).

The Prospectus Supplement relates to (i) the issuance and sale by the Company of 1,000,000 shares (“Firm Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”), and up to an additional 195,750 shares (“Over-Allotment Shares”) of Common Stock which the Underwriters (defined below) have the right to purchase to cover over-allotments and (ii) the sale of an aggregate of 305,000 shares of Common Stock comprised of (a) an aggregate of 255,000 shares (“Stockholder Shares”) of Common Stock to be sold by Harvey J. Bazaar, Edward J. Fred, Kenneth McSweeney, Vincent Palazzolo and Walter Paulick (collectively, “Stockholders”) and (b) an aggregate of 50,000 shares (the “Option Shares”) of Common Stock to be acquired by Douglas McCrosson (“McCrosson”) upon his exercise of Company Options (defined below) in connection with the Offering, pursuant to the Underwriting Agreement, dated June 8, 2012, among the Company, each of the Stockholders, McCrosson and Roth Capital Partners, LLC, as representative of the several underwriters named therein (the “Underwriters”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have reviewed (a) the Prospectus Supplement and the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. We have also reviewed the stock option agreement, dated May 5, 2003, between the Company and McCrosson with respect to the Option Shares ( the “Company Options”).

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, we are of the opinion that:

1.     The Firm Shares and Over-Allotment Shares have been duly authorized and when sold and issued in accordance with the Prospectus Supplement and in accordance with the terms of the Underwriting Agreement against payment therefor, will be validly issued, fully paid and non-assessable.

2.     The Option Shares have been duly authorized and when sold and issued in accordance with the terms of the Company Options against payment therefor, will be validly issued, fully paid and non-assessable.

3.     The Stockholder Shares have been validly issued and are fully paid and non-assessable.

No opinion is expressed herein other than as to the laws of the State of New York and the federal securities law of the United States of America.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporation by reference into the Registration Statement. We also consent to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ GRAUBARD MILLER